UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 19, 2013 (December 16, 2013)

Date of Report (Date of earliest event reported)

Petron Energy II, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960

Dallas, Texas 75252

(Address of principal executive offices)

(972) 272-8190

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PETRON ENERGY II, INC.

Form 8-K

Current Report

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Petron Energy II, Inc. at the 2013 Annual Meeting of Stockholders held on December 16, 2013:

(1)	The election of three members of the board of directors to serve for the ensuing year or until their successors have been duly elected and qualified.

(2)	The ratification of the appointment of KWCO PC as the Company’s independent auditors for the fiscal year ending December 31, 2013

(3)	The consideration of any other matter that may properly come before the meeting or any adjournment thereof;

Holders of our Common Stock are entitled to one vote per Common Stock share. The holder of our Series A Preferred Stock was entitled to vote in an amount equal to 51% of the total votes eligible to be casted. Holders of our Series B Preferred Stock were entitled to vote 1/100 of one vote per Series B Preferred Stock share. Only stockholders of record at the close of business on October 31, 2013, were entitled to vote. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors

Director Nominee	Votes For	Votes Against	Non-Votes/Abstentions
Floyd Smith	246,552,000	3,467,334	207,723,008
David Knepper	246,552,000	3,467,334	207,723,008
Judson Hoover	246,552,000	3,467,334	207,723,008

Mr. Smith, Mr. Knepper and Mr. Hoover were elected to the Board of Directors, and will serve as directors until our next annual meeting or until their successors are elected and qualified.

Ratification of KWCO PC as the Company’s Independent Registered Public Accounting Firm

The results of the voting were 246,552,000 votes for, 3,467,334 votes against, and 207,723,008 abstentions and non-votes. The appointment of KWCO PC was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2013

Petron Energy II, Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer